SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                  Amendment No.
Filed by the Registrant |X|
Filed by a Party other than the Registrant |  |

Check the Appropriate Box:
|  | Preliminary Proxy Statement
|  | Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2))
| X| Definitive Proxy Statement
|  | Soliciting  Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    PML, INC.
                                    ---------
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No fee required
|  | $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
|  | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
         N/A.
     2)  Aggregate number of securities to which transaction applies: N/A.
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A.
     4)  Proposed maximum aggregate value of transaction: N/A.
     5)  Total Fee Paid.
         None.

|  |   Fee paid previously be written preliminary materials.
|  | Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:    N/A
     2)  Form Schedule or Registration Statement No.:         N/A
     3)  Filing Party:     N/A
     4)  Date Filed:       N/A

                                    PML, INC.
                             27120 S.W. 95th Avenue
                            Wilsonville, Oregon 97070


                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed to security holders beginning October 24, 1998 in connection with the solicitation of proxies by the Board of Directors of PML, Inc. (the "Company") for the Annual Meeting of Shareholders in Wilsonville, Oregon. The meeting will be held at 4:00 p.m., December 3, 1998, at 27120 S.W. 95th Avenue, Wilsonville, Oregon 97070.

         Only stockholders of record at the close of business on October 20, 1998 (the "Record Date") will be entitled to vote at the meeting. At the close of business on October 7, 1998, there were 1,780,441 outstanding shares of the Company's Class A Common Stock (the "Class A Common Stock"). Each share of Class A Common Stock not in the treasury is entitled to one vote. There is no provision in the Company's Amended and Restated Articles of Incorporation for cumulative voting.

         If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

         Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal. No dissenters' rights apply to any matter to be acted upon at this meeting.

         The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telegraph and telephone, and personally by certain officers and regular employees of the Company who will not receive additional compensation for solicitation. In addition, American Securities Transfer & Trust, Inc. will receive approximately $600 to solicit proxies on behalf of the Company. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Class A Common Stock.

         The purpose of the meeting and the matters to be acted upon are set forth in the foregoing Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

                           CLASS OF VOTING SECURITIES

                                                   Shares Outstanding as of
                                                   ------------------------
                   Class                                  October 7, 1998
                   -----                                  ---------------

Common A                                                               1,780,441
Common B                                                                 211,551
Convertible Preferred A                                                    4,950

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

         The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company by each director, executive officer, and person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of October 7, 1998:

                                                     Amount and
Title of               Name and Address              Nature1 of         Percent
 Class                of Beneficial Owner        Beneficial Interest   of Class
--------              -------------------        -------------------   --------
Class A           A. Ron Torland                       157,381(2)        8.8%
Common            10595 SW Kiowa Street
                           Tualatin, OR  97062

Class A           Arthur N. Torland                    146,392            8.2%
----------
(1) Except as otherwise indicated, the amounts set forth below include all shares owned directly by the named individuals, by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children over which the individual exercises sole or shared voting and investment power.

(2) Includes 1,000 shares owned by Janice Torland, Ron Torland's wife. Also includes 23,500 shares owned by Kris Torland, Ron Torland's daughter. Kris Torland lives at home, but is an adult and Ron Torland disclaims any beneficial interests in those shares.

Common                     10755 SW Lucas
                           Tualatin, OR  97062


Class A           Julian G. Torland                    267,900           15.1%
Common                     11100 SW North Dakota Street
                           Tigard, OR  97223

Class A           Douglas C. & Joanne E. Johnson       240,832(3)       13.5%
Common                     8728 SW Pamlico Court
                           Tualatin, OR  97062

Class A           Craig S. Montgomery                  141,243(4)        7.9%
Common                     12600 SE Rachella Court
                           Boring, OR  97009

Class A           Marsha & Stan Drake                   95,243           5.3%
Common                     28890 S. Beavercreek Road
                           Mulino, OR  97042

Class  A          Mary Lou Ham                         141,243(5)        7.9%
Common                     3363-B Blaine Road
                           Moscow, Idaho  83843

Class B           A. Ron Torland                       142,902          67.5%
Common                     10595 SW Kiowa Street
                           Tualatin, OR  97062

Class B           Julian G. Torland                     68,649          32.5%
Common                     11100 SW North Dakota Street
                           Tigard, OR  97223

Class A           Arthur N. & Bessie M. Torland          2,750          55.6%
Convertible Preferred      8520 SW Avery Street
                           Tualatin, OR  97062



----------
(3) Includes 70,743 shares owned by Joanne Johnson, Doug Johnson's wife, and 70,500 shares owned by the Johnson children.

(4) Includes 70,500 shares owned by the Montgomery children.

(5) Includes 70,500 shares owned by the three Ham children. However, one of the Ham children is an adult who owns 23,500 of these shares, and Mary Lou Ham disclaims any beneficial interest in the shares owned by that person.

Class A           Julian G. Torland                        700          14.1%
Convertible Preferred      11100 SW North Dakota Street
                           Tigard, OR  97223

Class A           Douglas C. & Joanne E. Johnson         1,500          30.3%
Convertible Preferred      8728 SW Pamlico Court
                           Tualatin, OR  97062

         The directors and officers of the Company as a group own 539,456 shares representing 30.3 percent of the Company's outstanding Class A Common Stock. Additionally, these persons as a group own 142,902 shares of Class B Common Stock of the Company, representing 67.5 percent of that class, and 1,500 shares of Class A Convertible Preferred Stock, representing 30.3 percent of that class. There are no arrangements which may result in a change of control of the Company.

         Based upon a review of forms filed with the registrant and amendments thereto during the most recent fiscal year, the Company believes that certain persons who, at various times during that fiscal year, were directors, officers, beneficial owners of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act may have failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year and prior fiscal years.

Legal Proceedings.
-----------------

         The Company occasionally has made a party to incidental suits or other legal actions arising in the ordinary course of its business. To the best knowledge of Management, the Company is not currently subject to any pending litigation that would have a material adverse affect upon its operations. To date, the Company has never paid a product liability claim. The Company is currently engaged in discussions with one purchaser concerning product quality and has notified its product liability insurance carrier of these discussions.

Executive Compensation.
----------------------

         The following table sets forth the compensation of all executive officers of the Company for the fiscal year ending May 31, 1998 who received total annual salary and bonuses during that period in excess of $100,000:

                           Summary Compensation Table
                           --------------------------


 Name and principal    Year           Annual Compensation                            Long Term Compensation
      position
                             ---------- ---------- ----------------- ---------------------------- --------- -----------------
                                                   Other annual                                                 All other
                             Salary     Bonus ($)  compensation                Awards             Payouts    compensation ($)
                                ($)                ($)
                                                                     ----------- ---------------- ---------
                                                                     Restricted    Securities       LTIP
                                                                       stock       underlying      payouts
                                                                      award(s)    options/SARs       ($)
                                                                                       (#)
--------------------- ------ ---------- ---------- ----------------- ----------- ---------------- --------- -----------------
Kenneth L. Minton,     1997    $150,023     66,389         --             --            --            --            --
CEO
--------------------- ------ ---------- ---------- ----------------- ----------- ---------------- --------- -----------------
                       1998    $150,026      - 0 -         --             --            --            --            --

--------------------- ------ ---------- ---------- ----------------- ----------- ---------------- --------- -----------------
Woody Streb, VP        1997     $92,447    $25,000         --             --            --            --            --
Marketing
--------------------- ------ ---------- ---------- ----------------- ----------- ---------------- --------- -----------------
                       1998    $103,025     $8,000         --             --            --            --            --

--------------------- ------ ---------- ---------- ----------------- ----------- ---------------- --------- -----------------

         No officer, director or employee was beneficiary of any long-term compensation or other compensation in excess of the dollar values reflected in item 402(b)(2)(iii)(c) of Regulation S-B. Kenneth L. Minton has an employment agreement with the Company (the "Employment Agreement") that expires on May 31, 2002. The Employment Agreement provides for an increase in compensation beginning on June 1, 1999, and sets forth Mr. Minton's bonus structure and stock option vesting schedule. The Employment Agreement contains a for-cause termination provision, and provides for payment upon termination other than for cause equal to the compensation payable under the remaining contract term.

         There were no other compensatory plans or arrangements that would result in a payment in excess of $100,000 to any named executive officer as a result of a change in control. No director received compensation for services as a director. The Company does not presently have an audit committee, a compensation committee, or a nominating committee.

         Options were granted in fiscal year 1998 to certain executive officers and directors, as set forth below.

------------------------ -------------------------------------------------------------------------------------------
      Individual                                                  Granted
                                                              [Date of Grant]
------------------------ -------------------------- ----------------------------- ----------------------------------
                               Date of Grant                   Number                      Exercise Price
------------------------ -------------------------- ----------------------------- ----------------------------------

Kenneth L. Minton             August 8, 1996                             100,000                             $0.375
------------------------ -------------------------- ----------------------------- ----------------------------------

                               July 23, 1997                              40,000                              0.625
------------------------ -------------------------- ----------------------------- ----------------------------------

James N. Weider               August 1, 1995                              40,000                               0.50
------------------------ -------------------------- ----------------------------- ----------------------------------

Woody Streb                    May 31, 1996                               60,000                              0.375
------------------------ -------------------------- ----------------------------- ----------------------------------

                               July 23, 1997                              20,000                            0.59375
------------------------ -------------------------- ----------------------------- ----------------------------------

Timothy Schroeder            September 3, 1996                            50,000                               0.53
------------------------ -------------------------- ----------------------------- ----------------------------------

         No options were exercised by any of the executive officers. The exercise price of options issued in previous years currently held by officers and directors was not in excess of the fair market value of the underlying security as of October 7, 1998.

Certain Relationships and Related Transactions.
----------------------------------------------

         The Company currently leases equipment and formally leased laboratories and office facilities from Arthur and Bessie Torland, Julian Torland and Ron Torland, some of whom hold more than 10 percent of certain classes of voting securities of the Company. Total rental expense incurred under these three operating leases was approximately $80,500 and $150,000 in fiscal years 1998 and 1997, respectively. (See Note 11 on Notes to Consolidated Financial Statements).

         The Company has entered into a Technology License Agreement with Definitive Diagnostics, Inc. ("DDI"). The Technology License Agreement carries a six-year term, during which the Company will manufacture and market products developed by DDI and will pay a royalty based upon the number of units sold. Total royalties of $11,403 were incurred in fiscal year 1998, compared to royalties of $28,855 in fiscal year 1997. DDI is owned by Messrs. Arthur Torland and Ron Torland, both of whom are shareholders of the Company owning more than 10 percent of one or more classes of the Company's capital stock. Additionally, Mr. Ron Torland is a director of the Company.

         Certain shareholders and relatives of shareholders have made loans to the Company in exchange for five year promissory notes carrying an interest rate of 6 percent, issued by the Company in fiscal year 1996. These persons include Joanne E. Johnson, wife of director Douglas C. Johnson; Ron Torland, a shareholder and director; Arthur & Bessie Torland, shareholders; and L. Bruce Ham, brother-in-law of director Ron Torland. These notes were issued when the above-named individuals paid off certain accounts payable vendors of the Company who had declined other alternative payment arrangements proposed by the Company. As of September 30, 1998, the balance owing on the notes, in the aggregate, was $66,837.

         There are no other transactions or series of similar transactions involving amounts in excess of $60,000.

                                   PROPOSAL 1
                               TO ELECT DIRECTORS

         The Company's Bylaws currently provide that no fewer than 3 and no more than 7 directors be elected each year. Each director shall serve for a period of one year, until his or her successor shall be elected, or until removed by a vote of the holders of the majority of the shares entitled to vote at an election of directors. The Board of Directors currently consists of four (4) members. Pursuant to the Company's Articles of Incorporation, holders of common shares, together with the issued and outstanding preferred shares, are entitled to elect 25% of the Board of directors, and the holders of Class B Common shares are entitled to elect 75%. For the fiscal year ended May 31, 1998, the Company had four (4) regular meetings of the Board of Directors and no special meetings.

Nominees for Election of Directors by Shareholders
--------------------------------------------------

A. Ron Torland - Age 51. Mr. Torland has been employed by the Company or its predecessors since 1970. He became Chairman of the Board in 1988, and prior to that time had been Chief Executive Officer from 1988 to 1996 and President from 1982 to 1988. Mr. Torland also was Treasurer of the Company from 1972 to 1996 and has been a member of the Board of Directors since the Company was incorporated in 1972. Mr. Torland holds a Bachelor of Science degree in Business Administration, and served in the United States Army from 1968 to 1970.

Kenneth L. Minton - Age 48. Mr. Minton was hired as the Company's President and Chief Executive Officer in April 1996, and was elected to the Board of Directors in November 1997. Before joining PML, he was President and Chief Operating Officer of Hind, Inc., a manufacturer and distributor of high-end sports apparel from 1993 to 1996. Prior to that time, Mr. Minton had been a Vice President of Microwave Applications Group, an electronics manufacturer, from 1985 to 1993. Prior to 1985, Mr. Minton had extensive experience in operations, finance, sales and marketing in several industries. Mr. Minton holds a Bachelors degree in Business Administration.

Douglas C. Johnson - Age 42. Mr. Johnson has been a Director of the Company since March 1996. He holds a Bachelor of Arts degree in Music from Fort Wright College in Spokane, Washington and a Masters degree from the University of Southern California. Mr. Johnson has been a professional opera singer for 13 years, and returned to the United States four years ago after nine years in Europe.

Craig S. Montgomery, Ph.D. - Age 44. Dr. Montgomery has been a Director of the Company since March 1996. He is a licensed clinical psychologist and, from 1983 to 1991, he was Program Director of New Day Center in Portland, Oregon. New Day Center is a residential and outpatient facility for chemical dependency treatment. From 1991 to 1993, Dr. Montgomery was Clinical Supervisor of New Day Center and at the Dual Diagnosis Program at Portland Adventist Hospital and Caremark Behavioral Health Services. Dr. Montgomery now is in private practice. He holds a Masters degree from Pepperdine University and a Ph.D. from the California School of Professional Psychology in San Diego, California.

         No Director of the Company is a director in any other reporting company under the Securities Exchange Act.

                                   PROPOSAL 2

              TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
                            AS THE COMPANY'S AUDITORS

The Board of Directors has selected the firm of PriceWaterhouseCoopers LLP to conduct an audit in accordance with generally accepted auditing standards of the Company's consolidated financial statements for the fiscal year ending May 31, 1999. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any partners of the firm has any direct financial interest in the Company or any of its subsidiaries other than as independent auditors. This selection is being submitted for ratification at the meeting. If not ratified, this selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement management knows of no other business which will be presented for action at the meeting. If any business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

         The Company's 1998 Annual Report is being mailed to shareholders with this Proxy Statement. Additional copies of the Annual Report may be obtained without charge from James N. Weider, Chief Financial Officer, PML, Inc., 27120 S.W. 95th Avenue, Wilsonville, Oregon 97070. Mr. Weider may be reached by telephone at (503) 570-2500.

                          PROPOSALS OF SECURITY HOLDERS

Any proposal of a security holder intended to be presented at the next annual meeting of the Company must be received by the Company for inclusion in the Company's proxy statement by June 1, 1999.

         By order of the Board of Directors:

                            ----------------------------------
                            A. Ron Torland, Chairman

Dated: October 22, 1998

                                      PROXY

         In order that your vote may be properly tabulated, please complete the below listed items and return this Proxy to the Secretary of the Company in the envelope provided.

Election of Directors.

[    ] FOR Kenneth L. Minton, the director proposed to be elected by the holders of the Common Shares.
[    ] AGAINST all proposed directors.
[    ] Abstain.

Ratification of Accountants.

[    ] FOR ratification.
[    ] AGAINST ratification.
[    ] Abstain.

Other Matters.

[    ] VOTE my shares in accordance with the Board's determination.
[    ] WITHHOLD my vote on any matters not set forth above.

         In order to ensure proper tabulation, please sign, print your name, and date this Proxy in the spaces provided.

SHAREHOLDER



------------------------------------
Signature


------------------------------------
Printed Name


------------------------------------
Date

                                    PML, Inc.
                             27120 S.W. 95th Avenue
                            Wilsonville, Oregon 97070

                                October 22, 1998





Dear Shareholders:

A regular meeting of the shareholders of PML, Inc. (the "Company") will be held at 4:00 p.m. on December 3, 1998 at the offices of the Company, 27120 S.W. 95th Avenue, Wilsonville, Oregon 97070. At the meeting, the shareholders will elect directors and will consider a proposal to ratify the Board of Directors' selection of PriceWaterhouseCoopers as the Company's accountants. Management and the Board of Directors have proposed a slate of directors, and recommend that you vote FOR the proposed directors and FOR the ratification of accountants.

Whether or not you plan to attend the meeting, it is important that you sign, date and return the enclosed Proxy as soon as possible. A prepaid return envelope is provided for this purpose. If you do attend the meeting and wish to vote personally, you may withdraw your proxy and vote in accordance with your wishes.

If you have shares registered in more than one name, or if your shares are held in more than one way, for example in joint tenancy with your spouse, you may receive multiple copies of the proxy materials. If so, please sign and return each Proxy you receive so that all of your shares may be voted.



                                  Best Regards,



                                 James N. Weider
                                    Secretary